                                                     Registration No. 33-_______
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             _____________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             _____________________

                              CLEAN HARBORS, INC.
                              -------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     MASSACHUSETTS                                           04-2997780
     -------------                                           ----------
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification No.)


          1501 WASHINGTON STREET, BRAINTREE, MASSACHUSETTS 02185-0327
          -----------------------------------------------------------
        (Address of principal executive offices)             (Zip Code)

                 CLEAN HARBORS, INC. 2000 STOCK INCENTIVE PLAN
                 ---------------------------------------------
                              (FULL TITLE OF PLAN)

                                C. MICHAEL MALM
                        DAVIS, MALM & D'AGOSTINE, P.C.
                               ONE BOSTON PLACE
                         BOSTON, MASSACHUSETTS  02108
                         ----------------------------
                    (Name and address of agent for service)

                                 617-367-2500
                                 ------------
                (Agent's telephone number, including area code)

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
                                                                   Proposed
                                           Proposed                maximum
Title of                                   maximum                 aggregate            Amount of
Securities            Amount               offering price          offering             registration
To be registered      to be registered     per share (1)           price (1)            fee(1)
------------------------------------------------------------------------------------------------------------
Common Stock
$.01 par value           800,000           $2,088,000.00             $2.61                $522.00
per share
------------------------------------------------------------------------------------------------------------

(1) Computed under Rule 457(c) and (h) based upon the market price of the registrant's Common Stock on the NASDAQ National Market on June 15, 2001.

Approximate date of proposed public offering:  From time to time after the
--------------------------------------------
effective date of this Registration Statement.

                                    PART I

     This Registration Statement has been prepared in accordance with the requirements of Form S-8 and relates to 800,000 shares of common stock, $.01 par value per share ("Common Stock"), of Clean Harbors, Inc. (the "Company"). Such number of shares represents the number of shares available for issuance under the Company's 2000 Stock Incentive Plan, as approved respectively by the Company's Board of Directors and stockholders on April 26, 2000 and June 16, 2000.

     Documents containing the information specified in Part I will be sent or given to employees as specified in Rule 428(b)(1).

                                    PART II

     Item 3. Incorporation of Documents By Reference

     The following documents filed by the Company with the Commission are incorporated in and made a part of this Registration Statement by reference as of their respective dates:

          (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No. 0-16379); and

          (2) the description of the Company's Common Stock contained under the caption "Description of Capital Stock" in the Company's Registration Statement on Form S-1 under the Securities Act (No. 33-17565), as referred to in the Company's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed with the Commission on November 18, 1987.

     In addition to the foregoing documents, all documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.

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Item 4. Description of Securities

     Not Applicable

Item 5. Interest of Named Experts and Counsel

     C. Michael Malm, Clerk of the Company and a shareholder in the law firm of Davis, Malm & D'Agostine, P.C., is the holder of an option to purchase 11,112 shares of the Company's Common Stock at $2.70 per share. Mr. Malm and other shareholders and associates in Davis, Malm & D'Agostine, P.C., beneficially owned an aggregate of 13,200 shares of the Company's Common Stock as of June 15, 2001 (including 2,600 shares owned by members of their immediate families). In addition, two shareholders of that firm are trustees of a trust which owns an additional 60,000 shares.

Item 6.   Indemnification of Directors and Officers

     Section 67 of the Massachusetts Business Corporation Law, as amended, gives Massachusetts corporations the power to indemnify each of their present and former officers or directors under certain circumstances if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the corporation.

     Articles 5 and 6 of the Company's Restated Articles of Organization contain the following provisions regarding the indemnification of directors and officers:

          "FIVE: The Corporation shall, to the extent legally permissible, indemnify each person (and his heirs, executors, administrators, or other legal representatives) who is, or shall have been, a director or officer of the Corporation or any person who is serving, or shall have served, at the request of the Corporation as a director or officer of another corporation, against all liabilities and expenses (including judgments, fines, penalties and attorneys' fees and all amounts paid in compromise or settlement) reasonably incurred by any such director, officer or person in connection with, or arising out of, any action, suit or proceeding in which any such director, officer or person may be a party defendant or with which he may be threatened or otherwise involved, directly or indirectly, by reason of his being or having been a director or officer of the Corporation or such other corporation, except in relation to matters as to which any such director, officer or person shall be finally adjudged, other than by consent, in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation; provided, however, that indemnity shall not be made with respect to such amounts paid in compromise or settlement, unless:

          (a) such compromise or settlement shall have been approved as in the best interest of the Corporation, after notice that it involves such indemnification by:

          (i) The Board of Directors by a majority of a quorum consisting of directors who were not parties to such action, suit or proceedings, or by

          (ii) The stockholders of the Corporation by a majority vote of a quorum consisting of stockholders who were not parties to such action, suit or proceeding, or

          (b) in the absence of action by disinterested directors or stockholders as above provided, there has been obtained at the request of a majority of the Board of Directors then in office a written opinion of independent legal counsel to the effect that the director or officer to be indemnified appears to have acted in good faith in the reasonable belief that his action was in the best interest of the Corporation.

          Upon request therefor by any director, officer or person enumerated in the preceding paragraph of this Article, the Corporation may from time to time, if authorized by the Board of Directors, prior to final adjudication or compromise or settlement of the matter or matters as to which indemnification is claimed, advance to such director, officer or person all expenses incurred by him to date of such request. Any advance made pursuant to this provision shall be made on the condition that the director, officer or person receiving such advance shall repay to the Corporation any amounts so advanced if, upon the termination of the matter or matters as to which such advances were made, such director, officer or person shall not be entitled to indemnification under the preceding paragraph of this Article.

          The foregoing right to indemnification shall not be exclusive of any other rights to which any such director, officer or person is entitled under any agreement, vote of stockholders, statute, or as a matter of law, or otherwise.

          The provisions of this Article are separable, and if any provision or portion hereof shall for any reason be held inapplicable, illegal or ineffective, this shall not prevent any other provision or portion hereof from applying, and shall not affect any right of indemnification existing otherwise than under this Article.

          SIX: No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that such limitation on liability will not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of Chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the director derived an improper personal benefit. If the Massachusetts Business Corporation Law is amended after the effective date of these Articles of Organization, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law, as so amended."

Item 7.  Exemption from Registration Claimed

     Not Applicable

Item 8.   Exhibits

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     The following exhibits are filed as a part of this Registration Statement:

     4 Description of the Company's Common Stock (contained in the Company's Restated Articles of Organization filed as Exhibit 3.1 to its Registration Statement (No. 33-17565) on Form S-1 and incorporated by reference herein).

     5 Opinion of Davis, Malm & D'Agostine, P.C. as to the legality of the securities being registered (filed herewith).

     24.1  Consent of PricewaterhouseCoopers LLP (filed herewith).

     24.2 Consent of Davis, Malm & D'Agostine, P.C. is contained in their opinion filed as Exhibit 5.

     25 Power of Attorney granting Roger A. Koenecke and C. Michael Malm the power to sign and file any amendments to this Registration Statement (as part of the signature page to this Registration Statement).

Item 9. Undertakings

The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the Registration Statement;

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          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not
          -----------------
     apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Clean Harbors, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Boston and the Commonwealth of Massachusetts on the 15th day of June, 2001.


                              CLEAN HARBORS, INC.


                              By: Roger A. Koenecke
                                  -----------------
                                   Roger A. Koenecke
                                   Senior Vice President and
                                   Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Roger A. Koenecke and C. Michael Malm, jointly and severally, his attorneys-in-fact, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

 Signatures               Title                         Date
 ----------               -----                         ----

 Alan S. McKim          Chairman of the Board       June 15, 2001
------------------
Alan S. McKim            of Directors and
                         Chief Executive Officer


 Roger A. Koenecke      Senior Vice President        June 15, 2001
-------------------
Roger A. Koenecke        and Chief Financial and
                         Accounting Officer

 John F. Kaslow          Director                    June 15, 2001
-------------------
John F. Kaslow


 Christy W. Bell         Director                    June 15, 2001
-------------------
Christy W. Bell


 Daniel J. McCarthy      Director                    June 15, 2001
--------------------
Daniel J. McCarthy


 John T. Preston         Director                    June 15, 2001
-------------------
John T. Preston


 Thomas J. Shields       Director                    June 15, 2001
-------------------
Thomas J. Shields


 Lorne R. Waxlax         Director                    June 15, 2001
-----------------
Lorne R. Waxlax